   As filed with the Securities and Exchange Commission on February 11, 1997.

                                                       Registration No. 33-49138


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                             CORECOMM INCORPORATED
            (Exact name of Registrant as specified in its charter)

         Delaware                                            13-3927257
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)


                             110 East 59th Street
                              New York, NY  10022
                                (212) 223-4963
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                           Richard J. Lubasch, Esq.
                            Senior Vice President-
                         General Counsel and Secretary
                             CoreComm Incorporated
                             110 East 59th Street
                              New York, NY  10022
                                (212) 223-4963
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  Copies to:
                            Thomas H. Kennedy, Esq.
                   Skadden, Arps, Slate, Meagher & Flom LLP
                               919 Third Avenue
                              New York, NY  10022
                                (212) 735-3000

       Approximate date of commencement of proposed distribution to the public:
From time to time after the effective date of this Registration Statement as the Registrant shall determine.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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

        This post-effective amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), to reflect the adoption by Cellular Communications of Puerto Rico, Inc., a Delaware corporation (the "Company"), of a holding company form of organizational structure. The holding company organizational structure was implemented by the merger (the "Merger") of CoreCom Sub Inc., a Delaware corporation, with and into the Company, which was the surviving corporation, in accordance with Section 251(g) of the Delaware General Corporation Law. In the Merger, which was consummated at 8:30 a.m., local time, on January 31, 1997 (the "Effective Time"), each share of capital stock of the Company issued and outstanding or held in its treasury was converted into one share of capital stock of CoreComm Incorporated, a Delaware corporation (the "Registrant"). The Registrant became the holding company for the Company's operating subsidiaries and the Company became a direct wholly-owned subsidiary of the Registrant.

        In accordance with Rule 414, the Registrant, as the successor issuer, hereby expressly adopts this registration statement of the Company as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended.

        The registration fees were paid at the time of the original filing of this registration statement.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 11th day of February, 1997.

                             CORECOMM INCORPORATED

                             By:   /s/ Richard J. Lubasch
                                   Senior Vice President-General
                                   Counsel and Secretary

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed below by the following persons in the capacities indicated, on this 11th day of February, 1997.

Name and Signature               Title

        *                        Chief Executive Officer, Treasurer
George S. Blumenthal             and Director (Principal Executive Officer)

        *                        President and Director (Principal Operating
J. Barclay Knapp                 and Financial Officer)

/s/ Richard J. Lubasch           Senior Vice President-General Counsel
Richard J. Lubasch               and Secretary

        *                        Vice President-Controller
Gregg Gorelick                   (Principal Accounting Officer)

        *                        Director
Sidney R. Knafel

        *                        Director
Ted H. McCourtney

        *                        Director
Del Mintz

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

        *                        Director
Alan J. Patricof

        *                        Director
Warren Potash


*By:    /s/ Richard J. Lubasch
        Richard J. Lubasch
        Senior Vice President-General Counsel
        and Secretary, as attorney-in-fact for the persons
        named above

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